UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2006

THE STEAK N SHAKE COMPANY
(Exact name of registrant as specified in its charter)

Indiana	000-08445	37-0684070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36 South Pennsylvania Street, Suite 500 Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code		(317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On February 8, 2006, the shareholders of The Steak n Shake Company (the "Company") approved the 2006 Employee Stock Option Plan (the "Option Plan") at the annual shareholder's meeting.  The purpose of the Option Plan is to secure for the Company and its shareholders the benefits inherent in common stock ownership by the officers and key employees of the Company who will be largely responsible for the Company's future growth and continued financial success.  The Option Plan provides options to purchase shares of the Company's Common Stock to certain key executives of the Company who contribute significantly to the long-term performance and growth of the Company.  A copy of the Option Plan is attached hereto as Exhibit 10.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.  Also attached is hereto as Exhibit 10.3 is the form of incentive stock option agreement which is incorporated herein by reference and constitutes a part of this report.

On February 8, 2006 the shareholders of the Company approved the 2006 Incentive Bonus Plan (the "Bonus Plan"), the purpose of which is to promote the interests of the Company and its shareholders by providing additional cash compensation as incentives to certain key executives of the Company and its subsidiaries and affiliates who contribute materially to the success of the Company and such subsidiaries and affiliates.  A copy of the Bonus Plan is attached hereto as Exhibit 10.2 and the information set forth therein is incorporated by reference and constitutes a part of this report.

On February 8, 2006, the Compensation Committee of the Board of Directors established the performance criteria and specific goals for the payment of bonuses under the Bonus Plan for fiscal 2006. The criteria established for the current fiscal year is a combination of growth in Earnings Before Interest and Taxes and Same Store Sales during fiscal 2006. The awards under the Bonus Plan in fiscal year 2006 could range from 25% to 250% of the participant's target bonus level, depending on the Company's performance. Awards at the higher end of the scale are expected to be made only in the event of exceptional Company performance.

ITEM 5.05  Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 8, 2006, the Company updated its Code of Business Conduct and Ethics (the "Code").  The Company revised the policy on the acceptance of gifts contained in the code of to remove subjective and/or ambiguous terms and to provide specific guidance on the value of gifts that may be accepted and the terms under which they can be accepted. The new policy should ensure that all associates have an understanding of appropriate terms under which they could accept gifts, ensure there is never an appearance of impropriety involving a gift, and, most importantly, ensure that decisions made by associates are not influenced by gifts provided by vendors or other third parties. The new policy imposes a limit of $150 from any source in a calendar year and prohibits the solicitation of gifts, agreements for a quid pro quo arrangement involving a gift, gifts that violate laws, gifts that violate the provider's policies, or tickets to events where the donor will not attend with the associate. The policy does not apply to items that will not be retained by the recipient, but will be shared among associates on an equal basis. A copy of this updated Code is attached hereto as Exhibit 14.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1    2006 Employee Stock Option Plan
10.2    2006 Incentive Bonus Plan
10.3    Form of Incentive Stock Option Agreement
14.1    Code of Business Conduct and Ethics

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            THE STEAK N SHAKE COMPANY

                            By:  /s/ Jeffrey A. Blade

                            Jeffrey A. Blade

                            Senior Vice President and Chief Financial Officer

                            Dated February 14, 2006